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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT - September 26, 2002
                        (Date of Earliest Event Reported)


                              GUILFORD MILLS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                           Commission File No. 1-06922

         Delaware                                              13-1995928
 ------------------------                                   ----------------
 (State of Incorporation)                                   (I.R.S. Employer
                                                           Identification No.)



 4925 West Market Street, Greensboro, NC                     27407
 ---------------------------------------                     -----
          (Address of principal                            Zip Code
           executive offices)


       Registrant's telephone number, including area code: (336) 316-4000

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ITEM 9.  REGULATION FD DISCLOSURE.

         On September 26, 2002, Guilford Mills, Inc. issued the following press release:

                GUILFORD MILLS SET TO DISTRIBUTE NEW COMMON STOCK
               ON THE EFFECTIVE DATE OF ITS PLAN OF REORGANIZATION

GREENSBORO, N.C., Sept. 26, 2002 - As previously announced, the bankruptcy court approved the plan of reorganization of Guilford Mills, Inc. (OTC Bulletin Board:
GFDM). Following the satisfaction of various conditions, the Company will emerge from bankruptcy on the effective date of the plan of reorganization. The Company will issue a press release announcing the effective date and currently expects that it will be October 1, 2002.

On the effective date, all shares of Guilford Mills' existing common stock, par value $0.02 per share ("Old Common Stock"), will be cancelled, and the Company will issue its new common stock, par value $0.01 per share ("New Common Stock"):
90% to its senior lenders and 10% to its existing common stockholders pro rata.

The record date under the plan of reorganization for determining the existing common stockholders who are entitled to receive shares of New Common Stock is the close of business on the business day immediately prior to the effective date of the plan. After the close of business on the record date, the Company is not required to recognize or process any further changes in the holders of Old Common Stock.

On the effective date, shares of New Common Stock will be issued to record holders at a ratio of approximately one (1) share of New Common Stock for every
34.776338 shares of Old Common Stock. No fractional shares of New Common Stock, or cash in lieu thereof will be issued to a holder. Instead, fractions of one-half or greater will be rounded to the next higher whole number and fractions of less than one-half will be rounded to the next lower whole number. Accordingly, a shareholder owning less than 17 shares of Old Common Stock will receive no shares of New Common Stock. On the effective date, all shares of Old Common Stock will be automatically cancelled and deemed null and void, and therefore be of no value.

The issuance and distribution of shares of New Common Stock, which will be processed by the Company's transfer agent, American Stock Transfer & Trust Company, will take place as soon as possible on or after the effective date of the plan. Shareholders need not return their Old Common Stock certificates or take any other actions in order to receive shares of New Common Stock.

The Old Common Stock will cease to be quoted on the OTC Bulletin Board ("OTCBB") on the effective date of the plan, but Guilford Mills expects that its New Common Stock will be quoted on the effective date or soon thereafter and that a new ticker symbol will be assigned by the OTCBB at that time.


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Immediately following the effective date of the plan of reorganization, the
Company expects that there will be approximately 5.5 million shares of New Common Stock outstanding (which is less than the approximately 18.6 million shares of Old Common Stock that is currently outstanding). Ninety percent of the New Common Stock will be initially owned by a small number of stockholders (the Company's senior lenders). As a result, these stockholders will be able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations. This significant ownership position and reduction in outstanding shares substantially reduces the public float of the common stock and may adversely affect the liquidity (or the ability of investors to purchase or sell quickly) and market price of the New Common Stock. In addition, the occurrence of sales of a significant number of shares of New Common Stock, or the perception that these sales could occur, may adversely affect the stock price.

Certain of the Company's senior lenders who receive shares of New Common Stock on the effective date will receive registration rights from the Company. Among other things, this permits them to require, under certain circumstances but not earlier than four months after the effective date, that the Company file a registration statement with the Securities and Exchange Commission that would allow them to sell all or a significant number of their shares of New Common Stock publicly.

Guilford Mills is an integrated designer and producer of value-added fabrics using a broad range of technologies. Guilford Mills serves a diversified customer base in the automotive, industrial and apparel markets.

From time to time, the Company may publish forward-looking statements relative to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.

This press release may be deemed to contain forward-looking statements and other projections within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company assumes no obligations to update or revise any such forward-looking statements. Such statements could be subject to risk and uncertainty that exist in the operations of the Company and the business environment that could render actual outcomes and results materially different from those predicted. These risks and uncertainties include, without limitation and in no particular order, the following factors as well as risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission:

1. general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, housing starts, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns


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2.    the overall level of automotive production and the production of specific car models

3.    fashion trends

4.    information and technological advances

5. cost and availability of raw materials, labor and natural and other resources

6.    domestic and foreign competition

7.    domestic and foreign governmental regulations and trade policies

8.    reliance on major customers

9.    success of marketing, advertising and promotional campaigns

10. inability to achieve cost reductions through consolidation and restructuring

11. inability to obtain financing on favorable terms or to obtain amendments or waivers with respect to non-compliance with certain covenants in loan agreements

12. the adverse impact of the Company's filing under Chapter 11 of the Bankruptcy Code on the Company's customer and supplier relationships, including less favorable trade credit terms

13. inability to maintain sufficient liquidity to finance the Company's operations; and

14.   inability to implement the plan of reorganization.


Contact: John A. Emrich
Chief Executive Officer
(336) 316-4000









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                                   SIGNATURES

         Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: September 26, 2002
                                       GUILFORD MILLS, INC.

                                       By: /s/ Robert A. Emken, Jr.
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                                           Robert A. Emken, Jr.
                                           Secretary















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